BY-LAWS

                                      OF

                           BLACKROCK MQE INVESTORS

                                  ARTICLE I

                                   Offices

                    Section 1.  Principal Office. The principal
          office of BlackRock MQE Investors (the "Trust") shall be in the City of Wilmington, State of Delaware.

                    Section 2.  Principal Executive Office. The
          principal executive offices of the Trust shall be at 345 Park Avenue, New York, New York 10154.

                    Section 3. Other Offices. The Trust may have such other offices in such places as the Trustees may from time to time determine.

                                  ARTICLE II

                  Meetings of Holders and Preferred Holders

                    Section 1.  No Annual Meeting.  No annual
          meeting of the holders (the "Holders") of units of beneficial interest (the "Units") or holders (the "Preferred Holders") of preferred units of beneficial interest (the "Preferred Units") of the Trust shall be required to be held for any purpose.

                    Section 2. Meetings. Meetings of the Holders and Preferred Holders may be called for any purpose or purposes as provided by the Declaration of Trust of the Trust.

                    Section 3. Place of Meeting. Meetings of the Holders and Preferred Holders shall be held at such place within the United States as the Board of Trustees may from time to time determine.

                    Section 4.  Notice of Meetings; Waiver of
          Notice. Notice of the place, date and time of the holding of each meeting of the Holders and Preferred Holders and the purpose or purposes of each meeting shall be given in accordance with the Declaration of Trust of the Trust. Notice by mail shall be deemed to be duly given when deposited in the United States mail addressed to the Holder or Preferred Holder at his address as it appears on the records of the Trust, with postage thereon prepaid.

                    Notice of any meeting of Holders or Preferred Holders shall be deemed waived by any Holder or Preferred Holder who shall attend such meeting in person or by proxy, or who shall, either before or after the meeting, submit a signed waiver of notice which is filed with the records of the meeting. When a meeting is adjourned to another time and place, unless the Board of Trustees, after the adjournment, shall fix a new record date for an adjourned meeting, or the adjournment is for more than sixty days after the original record date, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken.

                    Section 5.  Quorum.  At all meetings of the
          Holders and/or, if required, Preferred Holders, the holders of a majority of the Units and/or, if required, Preferred Units entitled to vote at the meeting, present in person or by proxy, shall constitute a quorum for the transaction of any business, except as otherwise provided by statute or by the Declaration of Trust. In the absence of a quorum no business may be transacted, except that the holders of a majority of the Units and/or, if required, Preferred Units present in person or by proxy and entitled to vote may adjourn the meeting from time to time, without notice other than announcement thereat except as otherwise required by these By-Laws, until the holders of the requisite amount of Units and/or, if required, Preferred Units shall be so present. At any such adjournment meeting at which a quorum may be present any business may be transacted which might have been transacted at the meeting as originally called. The absence from any meeting, in person or by proxy, of holders of the number of Units and/or Preferred Units of the Trust in excess of a majority thereof which may be required by the laws of the State of Delaware, the Investment Company Act of 1940, as amended, or other applicable statute, the Declaration of Trust, or these By-Laws, for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, holders of the number of Units and/or, if required, Preferred Units of the Trust required for action in respect of such other matter or matters.

                    Section 6. Organization. At each meeting of the Holders and/or Preferred Holders, the Chairman of the Board (if one has been designated by the Board), or in the absence or inability of the Chairman of the Board to act, the President, or in the absence or inability of the Chairman of the Board and the President, a Vice President, shall act as chairman of the meeting. The Secretary, or in the Secretary's absence or inability to act, any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

                    Section 7.  Order of Business. The order of
          business at all meetings of the Holders and/or Preferred Holders shall be as determined by the chairman of the meeting.

                    Section 8.  Voting.  Except as otherwise
          provided by statute or the Declaration of Trust, each holder of record of Units and/or Preferred Units of the Trust having voting power shall be entitled at each meeting of the Holders and/or Preferred Holders to one vote for every such Unit and/or Preferred Unit standing in such Holder's and/or Preferred Holder's name on the record of Holders and Preferred Holders of the Trust as of the record date determined pursuant to Section 9 of this Article or if such record date shall not have been so fixed, then at the later of (i) the close of business on the day on which notice of the meeting is mailed or
          (ii) the thirtieth day before the meeting.

                    Each Holder and/or Preferred Holder entitled to vote at any meeting of Holders and/or Preferred Holders, as the case may be, may authorize another person or persons to act for him by a proxy signed by such Holder and/or Preferred Holder or his attorney-in-fact. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Holder and/or Preferred Holder executing it, except in those cases where such proxy states that it is irrevocable and where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, the Declaration of Trust or these By-Laws, any corporate action to be taken by vote of the Holders and/or Preferred Holders shall be authorized by a majority of the total votes cast at a meeting of Holders and/or Preferred Holders by the holders of Units and/or Preferred Units, as the case may be, present in person or represented by proxy and entitled to vote on such action.

                    If a vote shall be taken on any question other than the election of trustees, which shall be by written ballot, then unless required by statute or these By-Laws, or determined by the chairman of the meeting to be advisable, any such vote need not be by ballot. On a vote by ballot, each ballot shall be signed by the Holder and/or Preferred Holder voting, or by his proxy, if there be such proxy, and shall state the number of Units and/or Preferred Units, as the case may be, voted.

                    Section 9. Fixing of Record Date. The Board of Trustees may set a record date for the purpose of determining Holders and/or Preferred Holders entitled to vote at any meeting of the Holders and/or Preferred Holders. The record date, which may not be prior to the close of business on the day the record date is fixed, shall be not more than ninety nor less than ten days before the date of the meeting of the Holders and/or Preferred Holders. All persons who were holders of record of Units and/or Preferred Units at such time, and not others, shall be entitled to vote at such meeting and any adjournment thereof.

                    Section 10.  Inspectors. The Board may, in
          advance of any meeting of Holders and/or Preferred Holders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If the inspector shall not be so appointed or if any of them shall fail to appear or act, the chairman of the meeting may, and on the request of any Holder or Preferred Holder entitled to vote thereat shall, appoint inspectors. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath to execute faithfully the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of Units and/or Preferred Units outstanding and the voting powers of each, the number of Units and/or Preferred Units represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all Holders and Preferred Holders. On request of the chairman of the meeting or any Holder and/or Preferred Holder, as the case may be, entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No trustee or candidate for the office of trustee shall act as inspector of an election of trustees. Inspectors need not be Holders or Preferred Holders.

                                 ARTICLE III

                              Board of Trustees

                    Section 1.  General Powers.  Except as
          otherwise provided in the Declaration of Trust, the business and affairs of the Trust shall be managed under the direction of the Board of Trustees. All powers of the Trust may be exercised by or under authority of the Board of Trustees except as conferred on or reserved to the Holders and Preferred Holders by law or by the Declaration of Trust or these By-Laws.

                    Section 2. Election and Term of Trustees. The Trustees as to which vacancies exist shall be elected by written ballot at a meeting of Holders and/or Preferred Holders, as the case may be, held for that purpose unless otherwise provided by statute or the Declaration of Trust. The term of office of each trustee shall be from the time of his election and qualification until the expiration of his term as provided in the Declaration of Trust.

                    Section 3. Place of Meetings. Meetings of the Board may be held at such place as the Board may from time to time determine or as shall be specified in the notice of such meeting.

                    Section 4. Regular Meeting. Regular meetings of the Board may be held without notice at such time and place as may be determined by the Board of Trustees.

                    Section 5. Special Meetings. Special meetings of the Board may be called by any Trustee of the Trust or by the Chairman of the Board or the President or Secretary.

                    Section 6.  No Annual Meeting.  No annual
          meeting of the Board of Trustees shall be required to be held.

                    Section 7.  Waiver of Notice of Meetings.
          Notice of any special meeting need not be given to any trustee who shall, either before or after the meeting, sign a written waiver of notice which is filed with the records of the meeting or who shall attend such meeting except where a Trustee attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been lawfully called or convened. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any meeting need not state the purpose of such meeting.

                    Section 8. Quorum. A quorum for all meetings of the Trustees shall be as specified in the Declaration of Trust. In the absence of a quorum at any meeting of the Board, a majority of the members of the Board present thereat may adjourn such meeting to another time and place until a quorum shall be present thereat. Notice of the time and place of any such adjourned meeting shall be given to the trustees who were not present at the time of the adjournment and, unless such time and place were announced at the meeting at which the adjournment was taken, to the other trustees. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called.

                    Section 9.  Organization.  The Board may, by
          resolution adopted by a majority of the entire Board, designate a Chairman of the Board, who shall preside at each meeting of the Board. In the absence or inability of the Chairman of the Board to preside at a meeting, another Trustee selected by a majority of the trustees present, shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the Chairman) shall act as secretary of the meeting and keep the minutes thereof.

                    Section 10.  Compensation.  Trustees may
          receive compensation for services to the Trust in their capacities as trustees or otherwise in such manner and in such amounts as may be fixed from time to time by the Board.

                    Section 11. Manager. The Board may delegate the duty of management of the assets and the administration of the Trust's operations to one or more individuals or entities pursuant to a written contract or contracts which have obtained the requisite approvals, including the requisite approvals of renewals thereof, of the Board of Trustees and/or the Holders and/or Preferred Holders of the Trust in accordance with the provisions of the Investment Company Act of 1940, as amended, and the Declaration of Trust.

                                  ARTICLE IV

                        Officers, Agents and Employees

                    Section 1.  Number of Qualifications.  The
          officers of the Trust shall be a President, a Secretary and a Treasurer, each of whom shall be elected by the Board of Trustees. The Board of Trustees may elect or appoint one or more Vice Presidents and may also appoint such other officers, agents and employees as it may deem necessary or proper. Any two or more offices may be held by the same person, except the offices of President and Vice President, but no officer shall execute, acknowledge or verify any instrument as an officer in more than one capacity. Such officers shall be elected by the Board of Trustees, each to hold office until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws. The Board may from time to time elect, or delegate to the President the power to appoint, such officers and such agents, as may be necessary or desirable for the business of the Trust. Such officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

                    Section 2. Resignations. Any officer of the Trust may resign at any time by giving written notice of resignation to the Board, the Chairman of the Board, President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                    Section 3.  Removal of Officer, Agent or
          Employee. Any officer, agent or employee of the Trust may be removed by the Board of Trustees with or without cause at any time, and the Board may delegate such power of removal as to agents and employees not elected or appointed by the Board of Trustees. Such removal shall be without prejudice to such person's contract rights, if any, but the appointment of any person as an officer, agent or employee of the Trust shall not of itself create contract rights.

                    Section 4.  Vacancies.  A vacancy in any
          office, either arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office which shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

                    Section 5. Compensation. The officers of the Trust shall not be compensated by the Trust.

                    Section 6.  Bonds or Other Security.  If
          required by the Board, any officer, agent or employee of the Trust shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety or sureties as the Board may require.

                    Section 7. President. The President shall be the chief executive officer of the Trust. He shall have, subject to the control of the Board of Trustees, general charge of the business and affairs of the Trust. He may employ and discharge employees and agents of the Trust, except such as shall be appointed by the Board, and he may delegate these powers.

                    Section 8.  Vice President.  Each Vice
          President shall have such powers and perform such duties as the Board of Trustees or the President may from time to time prescribe.

                    Section 9.  Treasurer.  The Treasurer shall

                         (a)  have charge and custody of, and be
          responsible for, all the funds and securities of the Trust, except those which the Trust has placed in the custody of a bank or trust company or member of a national securities exchange (as that term is defined in the Securities Exchange Act of 1934, as amended) pursuant to a written agreement designating such bank or trust company or member of a national securities exchange as a custodian or sub-custodian of the property of the Trust;

                         (b)  keep full and accurate accounts of
          receipts and disbursements in books belonging to the Trust;

                         (c)  cause all moneys and other valuables
          to be deposited to the credit of the Trust;

                         (d)  receive, and give receipts for,
          moneys due and payable, to the Trust from any source whatsoever;

                         (e)  disburse the funds of the Trust and
          supervise the investment of its funds as ordered or authorized by the Board or any authorized agent of the Trust, taking proper vouchers therefor; and

                         (f)  in general, perform all the duties
          incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board or the President.

                    Section 10.  Secretary.  The Secretary shall

                         (a)  keep or cause to be kept in one or
          more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the Holders and Preferred Holders;

                         (b)  see that all notices are duly given
          in accordance with the provisions of these By-Laws and as required by law;

                         (c)  be custodian of the records and the
          seal of the Trust and affix and attest the seal to all documents to be executed on behalf of the Trust under its seal;

                         (d)  see that the books, reports,
          statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

                         (e)  in general, perform all the duties
          incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board or the President.

                    Section 11. Delegation of Duties. In case of the absence of any officer of the Trust, or for any other reason that the Board may deem sufficient, the Board may confer for the time being the powers or duties, or any of them, of such officer upon any other officer or upon any trustee.

                                  ARTICLE V

               Units and Preferred Units of Beneficial Interest

                    Section 1.  Book-Entry.  Units and Preferred
          Units of the Trust will be issued in book entry form and holders of Units and Preferred Units will not be entitled to Unit and Preferred Unit certificates unless the Board approves the issuance of Unit and Preferred Unit certificates.

                    Section 2.  Books of Accounts and Record of
          Holders and Preferred Holders. There shall be kept at the principal executive offices of the Trust correct and complete books and records of account of all the business and transactions of the Trust.

                    Section 3.  Transfers of Units and Preferred
          Units. Transfers of Units and Preferred Units of the Trust shall be made on the Unit and Preferred Unit records of the Trust only by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates, if issued, for such Units and/or Preferred Units properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon. Except as otherwise provided by law, the Trust shall be entitled to recognize the exclusive rights of a person in whose name any Unit(s) and/or Preferred Unit(s) stand on the record of Holders and Preferred Holders as the owner of such Unit(s) and/or Preferred Unit(s) for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Trust shall not be bound to recognize any equitable or legal claim to or interest in any such Unit(s) and/or Preferred Unit(s) on the part of any other person.

                    Section 4.  Regulations.  The Board may make
          such additional rules and regulations, not inconsistent with these By-Laws, as it may deem expedient concerning the issue, transfer and registration of certificates for Units and/or Preferred Units of the Trust. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars.

                    Section 5.  Fixing of a Record Date for
          Dividends and Distributions. The Board may fix, in advance, a date not more than ninety days preceding the date fixed for the payment of any dividend or the making of any distribution. Once the Board of Trustees fixes a record date as the record date for the determination of the Holders and/or Preferred Holders entitled to receive any such dividend or distribution, only the Holders and/or Preferred Holders, as the case may be, of record at the time so fixed shall be entitled to receive such dividend or distribution.

                    Section 6.  Information to Holders and/or
          Preferred Holders and Others. Any Holder or Preferred Holder of the Trust or his agent may inspect and copy during usual business hours the Trust's By-Laws, minutes of the proceedings of its Holders and/or Preferred Holders, annual statements of its affairs, voting trust agreements on file at its principal office and any of its other books or records.

                                  ARTICLE VI

                                     Seal

                    The seal of the Trust shall be circular in form and shall bear, in addition to any other emblem or device approved by the Board of Trustees, the name of the Trust, the year of its formation and words "Seal" and "Delaware". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                 ARTICLE VII

                                 Fiscal Year

                    Unless otherwise determined by the Board, the fiscal year of the Trust shall end on the 31st day of December.

                                 ARTICLE VIII

                         Depositories and Custodians

                    Section 1.  Depositories.  The funds of the
          Trust shall be deposited with such banks or other depositories as the Board of Trustees of the Trust may from time to time determine.

                    Section 2.  Custodians.  All securities and
          other investments shall be deposited in the safe keeping of such banks or other companies as the Board of Trustees of the Trust may from time to time determine. Every arrangement entered into with any bank or other company for the safe keeping of the securities and investments of the Trust shall contain provisions complying with the Investment Company Act of 1940, as amended, and the general rules and regulations thereunder.

                                  ARTICLE IX

                           Execution of Instruments

                    Section 1.  Checks, Notes, Drafts, etc.
          Checks, notes, drafts, acceptances, bills of exchange and other orders or obligations for the payment of money shall be signed by such officer or officers or person or persons as shall be designated from time to time by or pursuant to the terms of any resolution adopted by the Board of Trustees.

                    Section 2.  Sale or Transfer of Securities.
          Stock certificates, bonds or other securities at any time owned by the Trust may be held on behalf of the Trust or sold, transferred or otherwise disposed of subject to any limits imposed by these By-Laws and pursuant to authorization by the Board and, when so authorized to be held on behalf of the Trust or sold, transferred or otherwise disposed of, may be transferred from the name of the Trust by the signature of the President or a Vice President or the Treasurer or pursuant to any procedure approved by the Board of Trustees, subject to applicable law.

                                  ARTICLE X

                        Independent Public Accountants

                    The firm of independent public accountants which shall sign or certify the financial statements of the Trust which are filed with the Securities and Exchange Commission shall be selected annually by the Board of Trustees and ratified by the Holders and Preferred Holders in accordance with the provisions of the Investment Company Act of 1940, as amended.

                                  ARTICLE XI

                               Annual Statement

                    The books of account of the Trust shall be examined by an independent firm of public accountants at the close of each annual period of the Trust and at such other times as may be directed by the Board. A report to the Holders and Preferred Holders based upon each such examination shall be mailed to each Holder and Preferred Holder of the Trust of record, and to each Holder and Preferred Holder of record of each entity that is a Holder and/or Preferred Holder of record of the Trust, on such date with respect to each report as may be determined by the Board, at his address as the same appears on the books of the Trust or such Holder or Preferred Holder. Such annual statement shall also be available at any meeting of Holders and/or Preferred Holders held during the twelve-month period after such statement is first available and shall be placed on file at the Trust's principal office in the State of Delaware. Each such report shall show the assets and liabilities of the Trust as of the close of the annual or other period covered by the report and the securities in which the funds of the Trust were then invested. Such report shall also show the Trust's income and expenses for the period from the end of the Trust's fiscal year to the close of the annual or other period covered by the report and any other information required by the 1940 Act, as amended, and shall set forth such other matters as the Board or such firm of independent public accountants shall determine.

                                 ARTICLE XII

                                  Amendments

                    The Board of Trustees, by affirmative vote of a majority thereof, shall have the exclusive right to amend, alter or repeal these By-Laws at any meeting of the Board, except any particular By-Law which is specified as not subject to alteration or repeal by the Board of Trustees, subject to the requirements of the Investment Company Act of 1940, as amended.

                                 ARTICLE XIII

                    Holder and Preferred Holder Liability

                    No Holder or Preferred Holder of the Trust shall be subject to any personal liability whatsoever to any person in connection with the Trust property or the acts, obligations or affairs of the Trust. Holders and Preferred Holders shall have the same limitation on personal liability that is extended to stockholders of a private corporation for profit incorporated under the general corporation law of the State of Delaware.